UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 31,  2010

APOLO GOLD & ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	000--27791	98-0412805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#12-1900 Indian River Cr., North Vancouver, BC V7G 2R1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (604) 970-0901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

On December 31, 2010, the board of directors of Apolo Gold & Energy Inc., (the “Company”), issued a total of 1,620,589 shares of common stock at $0.10 per share in satisfaction of $162,058.42 of the Company’s outstanding debt owed to current directors Robert Dinning, David Yu and former directors Peter Bojtos and Martial Levasseur.  After satisfaction of the debt, the Company is expected to have approximately $20,000 of total liabilities at December 31, 2010.  The shares sold represent approximately 33% of the outstanding common stock prior to the sale.

With respect to the unregistered sales made, the Company relied on Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The securities were offered to sophisticated, accredited investors who were provided all of the current public information on the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2011	APOLO GOLD & ENERGY, INC.

	By:	/s/ Robert G. Dinning
Robert G. Dinning
President, Principal Executive and Chief Financial Officer